SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K




Current report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported)   November 14, 1996




XEROGRAPHIC LASER IMAGES CORPORATION
(Exact name of registrant as specified in its charter)

	Delaware		     	1-11236		51-0319174
(State or other jurisdiction     (Commission         (I.R.S.
 of incorporation)                file number)      Ident. no.)

101 Billerica Avenue, 5 Billerica Park
North Billerica, MA   01862
(Address of principal executive offices)


(508) 670-5999
(Registrant's telephone, number
including area code)














Information to be included in the Report


Item 1.     	Change in Control of Registrant.

             Not applicable.

Item 2.		Acquisition or Disposition of Assets.

            Not applicable.

Item 3.		Bankruptcy or Receivership.

	Not applicable.

Item 4.		Changes in Registrant's Certifying Accountant.

	Not applicable.

Item 5.		Other Information.

	Xionics Document Technologies Inc. ("Xionics" or the "Company"), (NASDAQ: Xion), Burlington, MA and Xerographic Laser Images Corporation ("XLI", (NASDAQ Bulletin Board: XLCC) North Billerica, MA announced on November 14, 1996 that the companies signed a Memorandum of Understanding for Xionics to acquire XLI. The terms of the acquisition call for the payment by Xionics of approximately $5.2 million in Xionics stock and cash. The terms and structure of the acquisition must be approved by XLI stockholders.
In addition to the approval by XLI Stockholders, the acquisition agreement is expected to include other conditions to closing. Simultaneously the companies announced that Xionics has acquired a non-exclusive license giving it immediate access to all XLI printing technology.


Item 6.		Resignations of Registrant's Directors.

	Not applicable.


Item 7.		Financial Statements and Exhibits.

	(1) Press Release.

Item 8.		Change in Fiscal Year.

	Not applicable.







Signatures





	Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


			Xerographic Laser Images Corporation
                           (Registrant)

Date:  November 14, 1996        By:  /s/   James L. Salerno
                                  James L. Salerno, Principal
                                  Financial and Accounting
                                  Officer